Exhibit 99.1
LIONSGATE REPORTS REVENUES OF $198.7 MILLION FOR FIRST
QUARTER OF FISCAL 2008, 15% INCREASE FROM PRIOR YEAR
QUARTER; NET LOSS OF $53.1 MILLION COMPARES TO NET LOSS OF
$3.6 MILLION IN PRIOR YEAR FIRST QUARTER
Santa Monica, CA, and Vancouver, BC, August 9, 2007 -— Lionsgate (NYSE: LGF), the leading independent filmed entertainment studio, reported revenues of $198.7 million and a net loss of $53.1 million for its fiscal 2008 first quarter ended June 30, 2007, the Company announced today.
Lionsgate reported basic and diluted net loss per common share of $0.45 on 117.1 million weighted average common shares outstanding compared to basic and diluted net loss per common share of $0.03 on 103.3 million weighted average common shares outstanding in the prior year first quarter.
The Company noted that the majority of its $53 million loss in the quarter was attributable to a $47 million increase in theatrical marketing expenses from the prior year quarter as a result of Lionsgate’s expanded motion picture slate.
“The first quarter reflects our usual frontloaded costs and is in line with our expectations,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “Although we are disappointed in the weakness of the early part of our theatrical slate, this performance is offset by our diversification and the overperformance of our other businesses as well as the recognition that the strongest part of our slate is still ahead.”
The Company’s filmed entertainment backlog of $304.0 million exceeded $300 million for the fourth consecutive quarter and, at quarter end on June 30, 2007, Lionsgate had total cash and auction rate securities of approximately $225 million on its balance sheet.
Overall motion picture revenue for the quarter was $170.3 million, an increase of 3% compared to $165.2 million in the prior year’s first quarter. Within this segment, theatrical revenue of $19.0 million during the first quarter compared to $18.5 million in the prior year first quarter. Principal releases during the quarter were SLOW BURN, AWAY FROM HER, HOSTEL 2, THE CONDEMNED, DELTA FARCE and BUG.
Lionsgate’s home entertainment revenue of $103.8 million in the first quarter decreased 10% compared to $114.8 million in the prior year’s first quarter due to the comparative performance of theatrical titles while library revenues for the quarter remained steady at approximately $53 million. Major DVD releases included PRIDE, which substantially overperformed its box office results, DADDY’S LITTLE GIRLS, HAPPILY N’EVER AFTER and continued sales of the hits SAW 3 and EMPLOYEE OF THE MONTH.
Television revenue included in the motion picture segment was $22.4 million in the first quarter, a 51% increase compared to $14.8 million in the prior year’s first quarter. The gain was attributable to several strong theatrical titles with television windows opening in the first quarter, including THE DESCENT, CRANK, EMPLOYEE OF THE MONTH and SAW 3.
International revenue of $22.7 million in the first quarter increased 47% compared to $15.5 million in the prior year’s quarter, driven by strong foreign sales of SAW 3, THE PUNISHER ™, RIGHT AT YOUR DOOR and Lionsgate’s investment in the hit stage play DIRTY DANCING, which has sold out theatres in Germany and the U.K. en route to North America.

Television production revenue of $28.4 million in the first quarter increased 289% compared to $7.3 million in the prior year’s quarter, driven by deliveries of episodes of the sixth broadcast season of THE DEAD ZONE (USA), the fourth broadcast season of WILDFIRE (ABC Family), THE DRESDEN FILES (SciFi Network), revenue contributions from Lionsgate’s television syndication subsidiary Debmar-Mercury for Tyler Perry’s HOUSE OF PAYNE and SOUTH PARK and international television sales of the series HIDDEN PALMS, LOVESPRING INTERNATIONAL, THE DEAD ZONE and THE DRESDEN FILES.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2008 first quarter financial results at 9:00 A.M. ET/6:00 A.M. PT, Friday, August 10, 2007. Interested parties may participate live in the conference call by calling 1-888-428-4480 (1-651-291-5254 outside the U.S. and Canada). A full digital replay will be available from Friday morning, August 10, through Friday, August 17, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code 881870.
Lionsgate is the leading independent filmed entertainment studio, winning the 2006 Best Picture Academy Award ® for CRASH, and the Company is a premier producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library of more than 11,000 motion picture titles and television episodes is a valuable source of recurring revenue and a foundation for the growth of the Company’s core businesses. The Lionsgate brand is synonymous with original, daring, quality entertainment in markets around the globe.
www.lionsgate.com
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For further information, contact:
Peter D. Wilkes
Lionsgate
310-255-3726
pwilkes@lionsgate.com
Kelli Easterling
Lionsgate
310-255-4929
keasterling@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the timing of our upcoming film slate, the expansion of our television business and the success of our fiscal 2008. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Form 10-K filed with the Securities and Exchange Commission on May 30, 2007. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2007	2007
	(Unaudited)
	(Amounts in thousands,
	except share amounts)

ASSETS
Cash and cash equivalents	$58,580	$51,497
Restricted cash	4,644	4,915
Investments — auction rate securities	166,330	237,379
Investments — equity securities	4,916	125
Accounts receivable, net of reserve for video returns and allowances of $64,908 (March 31, 2007 - $77,691) and provision for doubtful accounts of $5,931 (March 31, 2007 - $6,345)	105,234	130,496
Investment in films and television programs	579,757	493,140
Property and equipment	14,207	13,095
Goodwill	187,491	187,491
Other assets	41,169	18,957

	$1,162,328	$1,137,095

LIABILITIES
Accounts payable and accrued liabilities	$174,972	$155,617
Participation and residuals	186,729	171,156
Film obligations	147,490	167,884
Subordinated notes and other financing obligations	328,718	325,000
Deferred revenue	101,066	69,548

	938,975	889,205

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 119,201,707 and 116,970,280 shares issued and outstanding at June 30, 2007 and March 31, 2007, respectively	423,715	398,836
Series B preferred shares (10 shares issued and outstanding)	—	—
Accumulated deficit	(202,769)	(149,651)
Accumulated other comprehensive income (loss)	2,407	(1,295)

	223,353	247,890

	$1,162,328	$1,137,095

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2007	2006
	(Amounts in thousands, except
	per share amounts)
Revenues	$198,742	$172,456
Expenses:
Direct operating	87,058	68,545
Distribution and marketing	135,501	87,046
General and administration	26,840	19,233
Depreciation	908	544

Total expenses	250,307	175,368

Operating loss	(51,565)	(2,912)

Other expenses (income):
Interest expense	3,860	4,676
Interest and other income	(3,803)	(2,561)

Total other expenses, net	57	2,115

Loss before equity interests and income taxes	(51,622)	(5,027)
Equity interests income (loss)	(807)	58

Loss before income taxes	(52,429)	(4,969)
Income tax provision (benefit)	689	(1,365)

Net loss	$(53,118)	$(3,604)

Basic and Diluted Net Loss Per Common Share	$(0.45)	$(0.03)

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

									Accumulated
			Series B		Restricted			Comprehensive	Other
	Common Shares		Preferred Shares		Share	Unearned	Accumulated	Income	Comprehensive
	Number	Amount	Number	Amount	Units	Compensation	Deficit	(Loss)	Income (Loss)	Total
	(Amounts in thousands, except share amounts)
Balance at March 31, 2006	104,422,765	$328,771	10	$—	$5,178	$(4,032)	$(177,130)		$(3,517)	$149,270
Reclassification of unearned compensation and restricted share common units upon adoption of SFAS No. 123(R )		1,146			(5,178)	4,032				—
Exercise of stock options	1,297,144	4,277								4,277
Stock based compensation, net of share units withholding tax obligations of $504	113,695	6,517								6,517
Issuance of common shares to directors for services	25,568	238								238
Conversion of 4.875% notes, net of unamortized issuance costs	11,111,108	57,887								57,887
Comprehensive income (loss)
Net income							27,479	$27,479		27,479
Foreign currency translation adjustments								1,876	1,876	1,876
Net unrealized gain on foreign exchange contracts								259	259	259
Unrealized gain on investments — available for sale								87	87	87

Comprehensive income								$29,701		—

Balance at March 31, 2007	116,970,280	398,836	10	—	—	—	(149,651)		(1,295)	247,890
Exercise of stock options	61,807	390								390
Stock based compensation, net of share units withholding tax obligations of $235	174,368	2,611								2,611
Issuance of common shares to directors for services	10,126	127								127
Issuance of common shares for investment in NextPoint, Inc	1,890,189	20,851								20,851
Issuance of common shares related to the Redbus acquisition	94,937	900								900
Comprehensive income (loss)
Net loss							(53,118)	$(53,118)		(53,118)
Foreign currency translation adjustments								2,434	2,434	2,434
Net unrealized loss on foreign exchange contracts								(12)	(12)	(12)
Unrealized gain on investments — available for sale								1,280	1,280	1,280

Comprehensive loss								$(49,416)

Balance at June 30, 2007	119,201,707	$423,715	10	$—	$—	$—	$(202,769)		$2,407	$223,353

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2007	2006
	(Amounts in thousands)
Operating Activities:
Net loss	$(53,118)	$(3,604)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation of property and equipment	908	544
Amortization of deferred financing costs	884	975
Amortization of films and television programs	49,862	33,193
Amortization of intangible assets	162	244
Non-cash stock-based compensation	2,846	974
Equity interests income (loss)	807	(58)
Changes in operating assets and liabilities:
Restricted cash	271	84
Accounts receivable, net	9,439	93,013
Investment in films and television programs	(136,139)	(60,439)
Other assets	(3,061)	4,717
Accounts payable and accrued liabilities	20,185	(68,278)
Unpresented bank drafts	—	(14,772)
Participation and residuals	15,527	(7,587)
Film obligations	(20,430)	(2,349)
Deferred revenue	31,486	8,319

Net Cash Flows Used In Operating Activities	(80,371)	(15,024)

Investing Activities:
Purchases of investments — auction rate securities	(172,442)	(165,620)
Proceeds from the sale of investments — auction rate securities	243,491	190,594
Purchases of investments — equity securities	(3,432)	—
Proceeds from the sale of investments — equity securities	16,343	—
Purchases of property and equipment	(2,017)	(1,831)

Net Cash Flows Provided By Investing Activities	81,943	23,143

Financing Activities:
Exercise of stock options	390	353
Borrowings from financing obligation	3,718	—

Net Cash Flows Provided By Financing Activities	4,108	353

Net Change In Cash And Cash Equivalents	5,680	8,472
Foreign Exchange Effects on Cash	1,403	(592)
Cash and Cash Equivalents — Beginning Of Period	51,497	46,978

Cash and Cash Equivalents — End Of Period	$58,580	$54,858

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS USED IN
OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended
	June 30,
	2007	2006
	(Amounts in thousands)
Net Cash Flows Used In Operating Activities	$(80,371)	$(15,024)
Purchases of property and equipment	(2,017)	(1,831)
Decrease in Unpresented Bank Drafts	—	14,772

Free Cash Flow, as defined	$(82,388)	$(2,083)

Free cash flow is defined as net cash flows provided by or used in operating activities less purchases of property and equipment and unpresented bank drafts. Unpresented bank drafts represent checks issued and not yet presented for payment in excess of the cash balances at custodial banks. The applicable bank accounts are funded at the time the checks are presented for payment.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.